UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2005

HUDSON CITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 West Century Road

Paramus, New Jersey 07652

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 967-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 19, 2005, the Compensation Committee of the Board of Directors of Hudson City Bancorp, Inc. (the “Company”) approved and the Board of Directors ratified the payment of discretionary cash bonuses to certain executive officers and employees in recognition of their extraordinary service in the successful completion of the Company’s second-step conversion on June 7, 2005. The discretionary bonuses approved total $960,000 in the aggregate. This amount is exclusive of amounts paid as performance-based bonuses to Ronald E. Hermance, Denis J. Salamone and John M. Tassillo, the Company's Chairman, President & Chief Executive Officer, Senior Executive Vice President & Chief Operating Officer and Executive Vice President & Treasurer, respectively, in connection with the successful completion of the offering under the terms of the Executive Officer Annual Incentive Plan that was approved by shareholders of the Company at its Annual Meeting on May 27, 2005. The full text of the Plan and the terms, conditions and amounts of such bonuses were disclosed in the Proxy Statement dated April 19, 2005 for the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.

By:	/s/ Denis J. Salamone
Denis J. Salamone Senior Executive Vice President and Chief Operating Officer

Dated: July 27, 2005